Exhibit 99.1

[ADCARE HEALTH SYSTEMS, INC. LETTERHEAD]

September 14, 2011

VIA U.S. MAIL AND FEDERAL EXPRESS

To Registered Holders of

The Warrants

(as hereinafter defined)

NOTICE OF EXTENSION OF CALL EXERCISE PERIOD

Dear Registered Holders:

AdCare Health Systems, Inc. (“AdCare”) hereby gives notice that it is extending the Call Exercise Period, as defined and identified in that certain Call Notice, dated August 17, 2011 (the “Call Notice”), from AdCare to the registered holders of (i) warrants to purchase shares of AdCare’s common stock, no par value (the “Common Stock”), sold in AdCare’s initial public offering in November 2006 (the “IPO Warrants”); and (ii) warrants to purchase shares of Common Stock sold in a private placement in December 2009 (the “Private Placement Warrants” and, together with the IPO Warrants, the “Warrants”).

Pursuant to the Call Notice, AdCare announced that it was exercising its option to call for redemption one hundred percent (100%) of outstanding Warrants. As of the date hereof, AdCare has determined to extend the last day of (i) the previously announced Call Exercise Period from September 19, 2011 to September 26, 2011 and (ii) the previously announced broker protect period from September 22, 2011 to September 29, 2011. Except for such extensions, the terms of the Warrant redemption set forth in the Call Notice remain unchanged.

As a result of such extensions, registered holders of the Warrants now will have until September 26, 2011 to exercise each Warrant for 1.05 shares of Common Stock at a price of $2.38 per share.  Any fractional share will be rounded up to the next whole share.

Any Warrants not exercised by the registered holders thereof within the Call Exercise Period will automatically expire at 5:00 p.m., Eastern Time, on September 26, 2011, and AdCare will remit to the registered holders of such expired Warrants the sum of ($.10) per underlying share of Common Stock (the “Call Amount”), upon surrender of the Warrant Certificate representing such expired Warrants. At 5:00 p.m., Eastern Time, on the September 26, 2011 and thereafter, registered holders of expired Warrants will have no rights or privileges with respect to such Warrants, other than to receive the Call Amount therefor.

In order to exercise the Warrants, registered holders thereof must complete the subscription form (the “Subscription Form”) attached to the Warrant Certificate representing such Warrants and surrender the Subscription Form, the Warrant Certificate and the exercise funds for such Warrants to

Continental for processing no later than 5:00 p.m., Eastern Time, on September 26, 2011.  Notwithstanding the foregoing, if the Warrants are held beneficially at a brokerage firm, then the Warrants being exercised should be delivered electronically through Depository Trust Company.  Payment of the exercise funds may be made by wire transfer of immediately available funds or in the form of a check payable to the “Continental Stock Transfer & Trust Company” for the full amount of the exercise funds.  Checks should be delivered to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attention: Michael Mullings
Telephone: (212) 845-3217

Please contact Continental Stock Transfer & Trust Company, the warrant agent for the Warrants (“Continental”), at the number above for information regarding payment of the exercise funds by wire transfer.

As discussed above, AdCare also has extended the last day of the previously announced broker protect period from September 22, 2011 to September 29, 2011. Accordingly, brokers will have three (3) business days after the last day of the Call Exercise Period to deliver Warrants for exercise provided that a completed Guarantee of Delivery Form of such Warrants acceptable to Continental and the exercise funds for such Warrants are received by Continental by 5:00 p.m., Eastern Time, on the September 26, 2011.  The broker is required to deliver the “protected” Warrants electronically through Depository Trust Company or via DWAC (Deposit Withdrawal At Custodian) by 5:00 p.m., Eastern Time, on September 29, 2011.

Please contact Michael Mullings with Continental at (212) 845-3217 if you have any questions regarding how to proceed with the exercise of Warrants.

Sincerely,

Boyd P. Gentry
Chief Executive Officer